UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 22, 2020

Box, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36805	20-2714444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Jefferson Ave.

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(877) 729-4269

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BOX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 1.01	Entry into a Material Definitive Agreement.

Agreement with Starboard Value LP

On March 22, 2020, Box, Inc., a Delaware corporation (the “Company”) entered into an agreement (the “Agreement”) with Starboard Value LP and certain of its affiliates (collectively, “Starboard”), regarding, among other things, the membership and composition of the Company’s Board of Directors (the “Board”) and committees thereof. Starboard beneficially owns approximately 7.7% of the Company’s outstanding common stock.

Pursuant to the Agreement, the Company agreed (i) to increase the size of the Board from nine directors to 12 directors and appoint Jack Lazar as a Class III director and one additional Class II director, who will be selected from a list of candidates mutually agreed to by the Company and Starboard pursuant to the procedures described in the Agreement (collectively, the “Independent Designees”), to the Board; (ii) to identify and appoint one additional independent Class III director prior to the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”); (iii) that Rory O’Driscoll and Dylan Smith will not stand for reelection as directors at the 2020 Annual Meeting; (iv) that Josh Stein would resign from the Board effective as of the conclusion of the 2020 Annual Meeting; (v) to form an operating committee of the Board (the “Operating Committee”) to work with the Company’s Chief Executive Officer and management to identify and recommend opportunities for further improvement in growth and margin performance; (vi) to appoint the members of the Operating Committee as described in Item 5.02 of this Current Report on Form 8-K; and (vii) to provide at least one Independent Designee the opportunity to serve on each standing committee of the Board and provide each Independent Designee the opportunity to serve on at least one standing committee of the Board. Following the conclusion of the 2020 Annual Meeting, the Company agreed to reduce the size of the Board to nine directors.

With respect to the 2020 Annual Meeting, Starboard has agreed to, among other things, vote, subject to certain conditions, all shares of the Company’s Class A common stock beneficially owned by Starboard in favor of the Company’s director nominees and in accordance with the Board’s recommendations on all other proposals.

Starboard also agreed to certain customary standstill provisions, effective as of the date of the Agreement through the earlier of (x) 15 business days prior to the deadline for the submission of stockholder nominations for the Company’s 2021 annual meeting of stockholders and (y) 100 days prior to the first anniversary of the 2020 Annual Meeting (the “Standstill Period”), prohibiting it from, among other things: (i) soliciting proxies or consents with respect to securities of the Company; (ii) entering into a voting agreement or forming, joining or participating in a “group” with other stockholders of the Company, other than certain affiliates of Starboard; (iii) seeking or submitting or encouraging any person to submit nominees in furtherance of a contested solicitation for the appointment, election or removal of directors; (iv) submitting any proposal for consideration by stockholders of the Company at any annual or special meeting of stockholders or through any written consent, soliciting a third party to make an acquisition proposal, commenting on any third-party acquisition proposal or calling or seeking a special meeting of stockholders or act by written consent; (v) seeking, alone or in concert with others, representation on the Board other than as described above; or (vi) advising, encouraging, supporting, or influencing any person with respect to the voting or disposition of the Company’s Class A common stock.

During the Standstill Period, and for so long as Starboard beneficially owns at least 3.0% of the Company’s then-outstanding Class A common stock or 4,560,420 shares of Class A common stock, whichever is lesser (the “Minimum Ownership Threshold”), if any Independent Designee ceases to be a director for any reason, Starboard may recommend a replacement independent director who is not an affiliate or employee or director of Starboard and meets other criteria specified in the Agreement.

The Company and Starboard also made certain customary representations, agreed to mutual non-disparagement provisions and agreed to jointly issue a press release announcing certain terms of the Agreement. The Company also agreed to reimburse Starboard for its reasonable, documented out-of-pocket fees and expenses (including legal fees) incurred in connection with Starboard’s involvement with the Company though the date of the Agreement.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.01 and is incorporated herein by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board and Committee Changes

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Board composition is incorporated by reference into this Item 5.02. There is no disagreement between any of Messrs. O’Driscoll, Smith and Stein and the Company with respect to any matter relating to the Company’s operations, policies or practices. On March 22, 2020, Mr. Lazar’s appointment to the Board became effective.

Additionally, as contemplated by the Agreement, the Board formed the Operating Committee and appointed Sue Barsamian, Kim Hammonds and Mr. Lazar to the Operating Committee, with Ms. Barsamian serving as chair. Upon his or her appointment to the Board, the other Independent Designee will be appointed to the Operating Committee.

Biographical Information

The biographical information for Mr. Lazar is as follows:

Since March 2016, Mr. Lazar has been an independent business consultant. From January 2014 until March 2016, Mr. Lazar served as the Chief Financial Officer at GoPro, Inc., a provider of wearable and mountable capture devices. From January 2013 until January 2014, he was an independent business consultant. From May 2011 until January 2013, Mr. Lazar was employed by Qualcomm and served as Senior Vice President, Corporate Development and General Manager of Qualcomm Atheros, Inc., a developer of communications semiconductor solutions. From September 2003 until it was acquired by Qualcomm in May 2011, Mr. Lazar served in various positions at Atheros Communications, Inc., a provider of communications semiconductor solutions, most recently as Senior Vice President of Corporate Development, Chief Financial Officer and Secretary. Mr. Lazar has served on the boards of directors of Silicon Laboratories, an analog and mixed signal semiconductor company, since April 2013, Mellanox Technologies, a communications semiconductor company, since June 2018 and Resideo Technologies, a provider of comfort and security solutions, since October 2018 and Casper Sleep, a provider of sleep-centric products to consumers, since April 2019. From October 2013 until its sale to Adobe in December 2016, he served on the board of directors of TubeMogul, Inc., an enterprise software company for digital branding. Mr. Lazar also served on the board of directors of Quantenna Communications, Inc., a wireless semiconductor company, from July 2016 until its sale to On Semiconductor in June 2019. Mr. Lazar is a certified public accountant (inactive) and holds a B.S. in Commerce with an emphasis in Accounting from Santa Clara University. We believe Mr. Lazar’s experience, including past experience as an executive officer, makes him well-qualified to serve on our board of directors.

Compensation and Indemnification

Following appointment, each Independent Designee or other director appointed pursuant to the Agreement will receive a pro-rated portion of the annual cash and equity retainer that is part of the standard compensation received by the Company’s non-employee directors for service on the Board and committees thereof.

In addition, each such director will enter into an Indemnification Agreement with the Company, on substantially the terms contained in the Company’s standard form previously filed with the SEC, which provides for indemnification of the indemnitee to the fullest extent allowed by Delaware law.

ITEM 8.01	Other Events.

Press Release

On March 23, 2020, the Company issued a press release announcing the Company’s entry into the Agreement with Starboard. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Agreement, dated as of March 22, 2020, by and between Box, Inc. and Starboard Value LP

99.1	Press release dated March 23, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOX, INC.
Date: March 23, 2020
	By:	/s/ David Leeb
David Leeb Senior Vice President, General Counsel & Corporate Secretary